Exhibit 99.1

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Sunoco, Inc.

1818 Market Street, 15th Floor

Philadelphia, Pennsylvania 19103

Attention: Board of Directors

RE:	Proxy Statement of Sunoco, Inc. (“Sunoco”)/ Prospectus of Energy Transfer Partners, L.P. (“ETP”)
which forms part of the Registration Statement on Form S-4 of ETP (the “Registration Statement”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated April 29, 2012, to the Board of Directors of Sunoco as Annex C to the Proxy Statement of Sunoco/Prospectus of ETP (the “Proxy Statement/Prospectus”) included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Sunoco’s Financial Advisor,” “PROPOSAL 1: THE MERGER—Background of the Merger,” “PROPOSAL 1: THE MERGER—Recommendation of Sunoco’s Board of Directors and Reason for the Merger” and “PROPOSAL 1: THE MERGER—Opinion of Sunoco’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: June 22, 2012

/s/ CREDIT SUISSE SECURITIES (USA) LLC